EXHIBIT 10.14

PROMISSORY NOTE

$100,000.00	September 6, 2011

FOR VALUE RECEIVED, the undersigned, ENTEROLOGICS, INC., a Nevada corporation (the “Maker”), with offices at 1264 University Avenue West, Suite 404, St. Paul. Minnesota 55104, hereby promises to pay to the order of NEW YORK HEALTH CARE, INC., a New York corporation with offices at 20 East Sunrise Highway, Valley Stream, New York 11581 (the “Payee”), the principal sum of One Hundred Thousand Dollars ($100,000.00) (the “Note Amount”).

Maker shall pay the Note Amount, together with all accrued and unpaid interest thereon, in three (3) consecutive equal annual installments of $33,333.33 each, commencing on the first anniversary of the date of this Note, with all amounts due hereunder due and payable no later than September 1, 2014 (the “Maturity Date”), subject to acceleration as set forth herein.  Interest on the unpaid principal balance hereof shall accrue at a rate equal to Five Percent (5%) per annum and shall be payable semi-annually, in arrears, together with each installment of principal, on each six-month  anniversary of the date of this Note, commencing March 2, 2012.  Maker shall make all payments hereunder to Payee at Payee’s address set forth above or to such other address as Payee shall direct in writing.

Maker may prepay the principal amount outstanding in whole or in part at any time without premium or penalty, provided, however, that Maker pays all accrued interest on such prepayment therewith.  If any payment hereunder shall be specified to be made on a Saturday, Sunday or other day on which banks in the State of New York are authorized not to open for business, it shall be made on the next succeeding day which is a business day.

Upon the failure by Maker to comply with any of its obligations under this Note, or if Maker shall be in breach of any of its representations hereunder (such failure or breach constituting an “Event of Default”), the outstanding Note Amount, together with all accrued but unpaid interest, shall immediately become due and payable at the option of Payee upon written notice to Maker. Upon the occurrence and during the continuation of an Event of Default, Payee shall have all rights and remedies provided in this Note or applicable law, all of which rights and remedies may be exercised without prior notice to Maker, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Payee are cumulative and not exclusive and are enforceable, in Payee's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Payee may determine. From and during the continuation of an Event of Default, interest on the unpaid principal balance hereof shall accrue at a rate of interest equal to ten (10)  Percent (10%) per annum (the “Default Interest Rate”).  Interest shall continue to accrue at the rate provided herein on the principal balance outstanding from time to time until actually paid.  Payments received hereunder shall first be applied to the payment of any costs and expenses due and payable to Payee hereunder, then to interest due on this Note, and then to the reduction of the principal sum due. All fees, costs and expenses as provided herein that are not paid when due shall be added to principal and shall thereafter bear interest at the Default Interest Rate.

Principal and interest are payable in the lawful currency of the United States of America, without and defense, set-off, counterclaim, rescission, recoupment, or deduction of any kind.

All payments under this Note will be made without any deduction or withholding on account of any withholding tax unless deduction or withholding is required by applicable law, in which case Maker shall pay Payee such additional amount as is necessary to ensure that the net amount received by Payee on this Note shall equal the full amount it would have received had no such deduction or withholding been required.

Maker represents, warrants and covenants that (a) it is a corporation duly organized and existing under the laws of the state of Nevada, (b) the execution, issuance and delivery of this Note by Maker are within its powers and have been duly authorized by all necessary corporate action, (c)  this Note is the legal, valid and binding obligation of Maker, and is enforceable against Maker in accordance with its terms, and (d) the performance by Maker of its obligations hereunder does  not and will not result in violation of law or of the terms of Maker’s certificate of incorporation or bylaws, and does not and will not result in the breach of or constitute a default under any other document or instrument by which Maker or its property may be bound of affected.

Maker waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note.  All rights and remedies given by this Note are cumulative and not exclusive of any thereof or of any other rights or remedies available to Payee, and no course of dealing between Maker and Payee, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by Payee.

Maker shall indemnify and hold Payee harmless from any and all costs, damages, losses, expenses and fees (including, without limitation, attorneys’ fees and expenses) incurred or suffered by Payee in connection with this Note, except for those costs, damages, losses, expenses and fees resulting solely from Payee’s own willful misconduct or gross negligence.

Maker agrees to pay all costs of collection or administration of this Note, including, without limitation, attorney's fees, which may be incurred in the collection or administration of this Note or any portion thereof.  In the event of any dispute hereunder, the prevailing party shall be entitled to recover from the non-prevailing party all costs and attorneys' fees incurred by the prevailing party in connection with such dispute.

It is intended that the interest rate hereunder shall never exceed the maximum rate, if any, which may be legally charged in the State of New York for loans made for loans of this nature (the “Maximum Rate”).  If the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, the interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of Payee, returned to Maker.

Payee may without notice transfer or assign this Note or any interest herein and may mortgage, encumber or transfer any of its rights or interest in and to this Note or any part hereof and, without limitation, each assignee, transferee and mortgagee (which may include any affiliate of Payee) shall have the right to transfer or assign its interest. Each such assignee, transferee and mortgagee shall have all the rights of Payee under this Note and shall be subject to the terms thereof. Maker may not transfer or assign its rights or obligations hereunder. This Note shall be binding upon Maker and its successors and shall inure to the benefit of Payee and its successors and assigns.

This Note may not be changed, modified or discharged orally nor may any waiver or consent be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing and signed by the Maker and the Payee.

This Note shall be governed, interpreted, and enforceable in accordance with the laws of the State of New York without regard to conflict of laws principles.  Maker hereby consents to the jurisdiction of the courts of the State of New York in and for the County of New York and the United States District Court for the Southern District of New York in any legal proceeding instituted against Maker to enforce any rights of Payee under this Note. Maker hereby waives any right to a trial by jury in any such legal proceeding and hereby waives any objections based on venue or forum non conveniens with respect thereto.  The undersigned agrees that this Note is, and is intended to be, an instrument for the payment of money only, as such phrase is used in Section 3213 of the Civil Practice Law and Rules of the State of New York.

IN WITNESS WHEREOF, this Note has been duly executed and delivered by Maker on the date first above written.

ENTEROLOGICS, INC.

By:	/S/ Robert Hoerr
Name: Robert Hoerr
Title: President (principal executive officer) and Director